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                                                                   Exhibit 99.01


         [Cardinal Health Logo]
         7000 Cardinal Place
         Dublin, OH 43017

         www.cardinal.com

                                                           FOR IMMEDIATE RELEASE
         CONTACTS:

  Media: Jim Mazzola                      Investors:  Jim Hinrichs
         (614) 757-3690                               (614) 757-7828
         jim.mazzola@cardinal.com                     jim.hinrichs@cardinal.com

                    CARDINAL HEALTH ANNOUNCES APPOINTMENT OF
                   J. MICHAEL LOSH AS CHIEF FINANCIAL OFFICER

               Replaces Richard J. Miller as CFO, Company Updates
                     Timing of Fiscal 2004 Earnings Release


DUBLIN, OHIO, JULY 26, 2004 - Cardinal Health, Inc. (NYSE: CAH) announced today the appointment of J. Michael Losh as the company's chief financial officer. Mr. Losh replaces Richard J. Miller who resigned after serving as the company's CFO since 1998. Following a 36-year career at General Motors, Mr. Losh retired as GM's CFO and executive vice president in 2000. Mr. Losh will continue as a member of the Cardinal Health Board of Directors while in this interim position.

The company also updated its timetable for the release of its Fiscal 2004 financial results. Cardinal Health is currently targeting this release in late August or early September, which will permit Mr. Losh, working with the Audit Committee of the Board of Directors, to complete his review of those results in an orderly fashion. The company also expects that it will file its Form 10-K for the year ended June 30, 2004 on a timely basis.

The company continues to believe in the strength of the healthcare market, its strong position and ample resources and remains confident in its performance and growth rates for Fiscal 2004 and future periods.

Robert D. Walter, Cardinal Health's chairman and chief executive officer, stated: "Mike Losh's hands-on experience in providing financial and accounting leadership as the CFO of General Motors, combined with his familiarity with Cardinal Health and its businesses as an active member of our Board of Directors over the last 8 years, will be extremely valuable. I believe that with his unique experience and his commitment to assume the CFO role on a full-time basis, Mike will be able to have an immediate impact."

In submitting his resignation, Mr. Miller said: "I have served Cardinal Health to the best of my abilities over the past ten years, and I have been proud to be associated with this company. Certain financial reporting practices and judgments that occurred during my tenure as CFO have come under scrutiny in the ongoing investigations. I now believe it is in the best interests of the company for me to step aside as CFO. This will facilitate an orderly transition to new leadership. I will help Mike Losh in whatever way I can." Mr. Miller has agreed to the company's request that he provide assistance to Mr. Losh and the company in an advisory capacity during the transition period but he will not be involved in preparing the company's financial statements or SEC filings.

                                     -more-
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CARDINAL HEALTH ANNOUNCES APPOINTMENT OF
J. MICHAEL LOSH AS CHIEF FINANCIAL OFFICER
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Mr. Walter conveyed thanks to Mr. Miller, on behalf of Cardinal Health, for his years of service and for his assistance during the transition.

As previously disclosed, there is an ongoing inquiry by Cardinal Health's Audit Committee and its independent counsel regarding certain financial reporting and accounting matters. There are also pending investigations by the SEC and the United States Attorney's Office for the Southern District of New York. Cardinal Health continues to respond to these inquiries and provide all information required.

                                      ####


About Cardinal Health

Cardinal Health, Inc. (www.cardinal.com) is the leading provider of products and services supporting the health care industry. Cardinal Health develops, manufactures, packages and markets products for patient care; develops drug-delivery technologies; distributes pharmaceuticals, medical, surgical and laboratory supplies; and offers consulting and other services that improve quality and efficiency in health care. Headquartered in Dublin, Ohio, Cardinal Health employs more than 50,000 people on six continents and produces annual revenues of more than $50 billion. Cardinal Health is ranked No. 17 on the 2004 Fortune 500 list and was named one of the best U.S. companies by Forbes magazine for 2004.

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the results, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings. Cardinal Health undertakes no obligation to update or revise any forward-looking statement.